UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2011 (October 5, 2011)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On October 5, 2011, Koss Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Hilton Milwaukee River at 4700 North Port Washington Road, Milwaukee, Wisconsin.

At the Annual Meeting, the Company’s stockholders elected John C. Koss, Thomas L. Doerr, Michael J. Koss, Lawrence S. Mattson, Theodore H. Nixon, and John J. Stollenwerk to serve as directors for one-year terms.  In addition, the Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

The following tables show the voting results of the Annual Meeting:

1.             Election of directors

Director	Votes For	Votes Withheld	Broker Non-Vote
John C. Koss	6,318,096	10,084	766,216
Thomas L. Doerr	5,943,421	384,759	766,216
Michael J. Koss	6,299,336	28,844	766,216
Lawrence S. Mattson	5,939,867	388,313	766,216
Theodore H. Nixon	5,944,221	383,959	766,216
John J. Stollenwerk	5,971,045	357,135	766,216

2.             Proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2012.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,083,894	5,609	4,893	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 11, 2011	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President